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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-113272) pertaining to the Symbion Stock Incentive Plan, Symbion Non-Employee Directors Stock Option Plan, Symbion Employee Stock Purchase Plan, Ambulatory Resource Centres, Inc. Nonqualified Initial Option Plan, and Amended and Restated Ambulatory Resource Centres, Inc. 1997 Stock Option Plan of Symbion, Inc. of our report dated March 10, 2006, with respect to the consolidated financial statements of Symbion, Inc. included herein, our report dated March 10, 2006, with respect to Symbion, Inc. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Symbion, Inc., included in this Annual Report (Form 10-K) of Symbion, Inc.


                                              /s/ Ernst & Young LLP


March 10, 2006
Nashville, Tennessee